Exhibit 10.36

AGREEMENT REGARDING DEPOSITS INTO
PROCEEDS ACCOUNT

This AGREEMENT REGARDING DEPOSITS INTO PROCEEDS ACCOUNT (this “Agreement”), dated as of December 1, 2020, is entered into by and among HALL OF FAME RESORT & ENTERTAINMENT COMPANY, a Delaware corporation (“HOFRE”), HOF VILLAGE NEWCO, LLC (“Newco Borrower”), HOF VILLAGE STADIUM, LLC, HOF VILLAGE PARKING, LLC, HOF VILLAGE YOUTH FIELDS, LLC, HOF VILLAGE LAND, LLC, HOF VILLAGE SPORTS BUSINESS, LLC, HOF VILLAGE HOTEL I, LLC, HOF VILLAGE HOTEL WP, LLC, HOF VILLAGE CENTER FOR EXCELLENCE, LLC, HOF VILLAGE CENTER FOR PERFORMANCE, LLC, HOF VILLAGE RESIDENCES I, LLC, HOF VILLAGE PARKING MANAGEMENT I, LLC, HOF VILLAGE WATERPARK, LLC, HOF EXPERIENCE, LLC, HOF VILLAGE MEDIA GROUP, LLC and HOF VILLAGE RETAIL I, LLC, each a Delaware limited liability company (the “Newco Subsidiaries, and together with HOFRE and Newco Borrower, collectively, “Borrowers”), and IRG Master Holdings, LLC, a Delaware limited liability company (“Guarantor”).

RECITALS

A.       Reference is made to that certain Term Loan Agreement, dated as of the date hereof (as it may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), by and among Borrowers, the Lenders party thereto, and Aquarian Credit Funding LLC, a Delaware limited liability company, as administrative agent for the Lenders (together with its successors and/or assigns in such capacity, “Administrative Agent”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Term Loan Agreement.

B.       In connection with the transactions contemplated by the Loan Agreement, Guarantor has executed and delivered that certain Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Guaranty Agreement”), in favor of Administrative Agent.

C.       Borrowers and Guarantor enter into this Agreement in order to set forth certain agreements between them with respect to the deposit by Borrowers, into the Proceeds Account, of the net cash proceeds derived from Permitted Equity Issuances and/or Permitted Indebtedness, but excluding Restricted Debt/Equity Proceeds (defined below).

D.       The execution and delivery of this Agreement is required by Guarantor as a condition precedent to Guarantor’s willingness to execute and deliver the Guaranty Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Guarantor agree as follows:

1.                  Recitals. The foregoing Recitals are hereby incorporated into this Agreement by this reference.

2.                  Deposits into Proceeds Account. Notwithstanding anything to the contrary contained in the Term Loan Agreement or in the other Loan Documents (and even if the Loan Documents might permit otherwise), for so long as the Guaranty Agreement is in effect, each Borrower agrees to deposit into the Proceeds Account any and all net cash proceeds that are derived from Permitted Equity Issuances and/or Permitted Indebtedness (i.e., gross proceeds less reasonable and customary transaction costs and expenses in connection therewith), but excluding any Restricted Debt/Equity Proceeds, unless Guarantor consents otherwise in writing. “Restricted Debt/Equity Proceeds” shall mean the portion of the net proceeds derived from any Permitted Indebtedness and/or Permitted Equity Issuance, which any Borrower is contractually, or by any Requirement of Law, required to keep in an account other than the Proceeds Account.

3.                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Borrower, Guarantor, and their respective successors and assigns forever.

4.                  Attorneys’ Fees. In the event any suit, action or proceeding is instituted by any party in connection with the breach, enforcement or interpretation of this Agreement, the prevailing party therein shall be entitled to the award of reasonable attorneys’ fees and related costs, in addition to whatever other relief may be awarded to the prevailing party.

5.                  Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of California. In the event of any legal action arising from this Agreement, the parties agree that venue shall be proper in any state or federal court located in Los Angeles County, California.

6.                  Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of such provision or any other provision hereof. No waiver shall be binding unless executed in writing by the party making the waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of such term, covenant, or condition.

7.                  Review; Interpretation. Each party to this Agreement has carefully reviewed this Agreement, is familiar with the terms and conditions herein, and was advised by legal counsel of its own choice with respect thereto. This Agreement is the product of negotiation among the parties hereto and is not to be interpreted or construed strictly for or against any party hereto.

8.                  Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Agreement. Any party shall be entitled to sign and transmit electronic signatures to this Agreement (whether by facsimile, .pdf, or electronic mail transmission), and any such signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature to this Agreement agrees to promptly execute and deliver to the other parties, upon request, an original signed Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Borrowers:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE NEWCO, LLC
HOF VILLAGE STADIUM, LLC
HOF VILLAGE PARKING, LLC
HOF VILLAGE YOUTH FIELDS, LLC
HOF VILLAGE LAND, LLC
HOF VILLAGE SPORTS BUSINESS, LLC
HOF VILLAGE HOTEL I, LLC
HOF VILLAGE HOTEL WP, LLC
HOF VILLAGE CENTER FOR EXCELLENCE, LLC
HOF VILLAGE CENTER FOR PERFORMANCE, LLC
HOF VILLAGE RESIDENCES I, LLC
HOF VILLAGE PARKING MANAGEMENT I, LLC
HOF VILLAGE WATERPARK, LLC
HOF EXPERIENCE, LLC
HOF VILLAGE MEDIA GROUP, LLC
HOF VILLAGE RETAIL I, LLC

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

[Guarantor’s signature on following page]

Signature page #1 to
Agreement Regarding Deposits into Proceeds Account

Guarantor:

IRG MASTER HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Stuart Licther
Name: Stuart Lichter
Title: President

Signature page #2 to
Agreement Regarding Deposits into Proceeds Account